Exhibit 99.1

Dear Valued Customer,

You may have heard about our recent announcement regarding an agreement with Consolidated Communications.

We are contacting you now to reassure you about your SureWest services.

At SureWest, customers are our number one priority. Our primary message to you is to continue to expect from us the same high level of service, customer responsiveness and competitive rates as you have received in the past.

Consolidated acquired SureWest because of our success in communities like yours. The company plans to continue that success. Keeping local employees and a strong local presence in your community will continue with Consolidated.

The transaction that will occur will combine two leaders in the industry. There is no geographic overlap in our markets. That means that the faces you see and the voices you hear are likely to remain unchanged. You can expect this business to retain its local presence and its understanding of your personal situation.

Consolidated is a telecommunications company much like SureWest, with roots going back to 1894. It has transformed itself into a technologically advanced and forward-looking business. Under our agreement, we expect SureWest to become a subsidiary of Consolidated sometime in the second half of 2012.

We have a number of steps to take in order to complete this historic transaction. Until the deal is closed, SureWest will continue to operate as an independent company.  During this time, you will continue to receive the great service you have come to expect from SureWest, and we remain committed to providing the best experience possible using SureWest products and services.

As always, if you have any questions, please do not hesitate to contact customer service at 866.SureWest.

Thanks for making SureWest a part of your life. We appreciate your business and support, and we look forward to our continued relationship.

Sincerely,

/s/ Steven C. Oldham

Steven C. Oldham
President and Chief Executive Officer

Please see reverse for additional important information.

www.surewest.com

P.O. Box 969     8150 Industrial Avenue    Roseville, California     95661.0969

Important Merger Information and Additional Information

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

In connection with the proposed transaction, SureWest and Consolidated will file relevant materials with the SEC. Consolidated will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”).  SUREWEST SHAREHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.  The final proxy statement/prospectus will be mailed to SureWest shareholders.  The registration statement and proxy statement/prospectus and other documents filed by SureWest with the SEC are, or when filed will be, available free of charge at the SEC web site at www.sec.gov. Copies of the registration statement and proxy statement/prospectus (when available) and other filings made by SureWest with the SEC can also be obtained, free of charge, by directing a request to SureWest Communications, P.O. Box 969, Roseville, CA 95678, Attn: Investor Relations Manager. The registration statement and proxy statement/prospectus (when available) and such other documents are also available for free on our web site at www.surw.com/ir/, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Participants in the Solicitation

SureWest and Consolidated, and certain of their respective directors and officers and other persons may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed acquisition transaction. Information regarding directors and executive officers of SureWest in the solicitation is set forth in the SureWest proxy statements and Annual Reports on Form 10-K, previously filed with the SEC.  Information regarding directors and executive officers of Consolidated in the solicitation is set forth in the Consolidated proxy statements and Annual Reports on Form 10-K, previously filed with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.